EXHIBIT 5

Baker&Hostetler llp

3200 National City Center
1900 East 9th Street
Cleveland, OH 44114-3485

T 216.621.0200
F 216.696.0740
www.bakerlaw.com
June 25, 2007
ProCentury Corporation
465 Cleveland Avenue
Westerville, OH 43082
Re: Registration Statement on Form S-4
Ladies & Gentlemen:
     As counsel for ProCentury Corporation, an Ohio corporation (the “Company”), we are familiar with the Company’s Registration Statement on Form S-4 (the “Registration Statement”) being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof, with respect to the offering from time to time by the Company of up to 3,000,000 of its Common Shares, without par value (the “Common Shares”).
     In connection with the foregoing, we have examined originals or copies, certified or otherwise identified to our satisfaction, of those documents and instruments filed as exhibits to the Registration Statement and such records of the corporate proceedings of the Company and such other documents as we deemed necessary to render this opinion. We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the original of such latter documents.
     Based on the foregoing and subject to the qualifications and limitations set forth above, we are of the opinion that when (i) the Registration Statement, as finally amended (including any post-effective amendments) becomes effective under the Securities Act, (ii) the Common Shares have been issued and sold as described in the Registration Statement (as amended or supplemented at the time of such issuance) and in accordance with the terms and conditions, including any related terms agreement, approved by the Board of Directors of the Company, and (iii) the certificates representing the Shares in the form of the specimen certificate examined by us have been duly executed, countersigned and registered and duly delivered against receipt of the consideration therefor as contemplated by the Registration Statement (and any applicable amendment or supplement) and the authorization of the Board of Directors, such Common Shares will be validly issued, fully paid, and nonassessable.
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ProCentury Corporation
June 25, 2007

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the reference to us under the caption “Validity of the Securities” in the prospectus that is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.
Very truly yours,
/s/ Baker & Hostetler LLP

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